Exhibit 99.2

NANO LABS LTD

PROMISSORY NOTE TERMINATION AGREEMENT

This Promissory Note Termination Agreement (this “Agreement”) is made as of September _5 , 2023 by and between Nano Labs Ltd, a company incorporated in the Cayman Islands with limited liability (the “Company”) and each of Mr. Jianping Kong (“Mr. Kong”) and Mr. Qifeng Sun (“Mr. Sun,” together with Mr. Kong, each a “Lender” and collectively, the “Lenders”).

WHEREAS, the Company previously received interest-free loans from Mr. Kong and Mr. Sun, along with their respective affiliates, in the total amount of US$10 million, which will become due on June 30, 2024 (the “Loans”).

WHEREAS, in connection with the Loans, the Company issued a promissory note to each of SMALL ART LTD., SPACE EXPLORATION JP LTD. and STAR SPECTRUM FUND PTE. LTD (collectively, the “Notes”),

attached hereto as Exhibit A1 and Exhibit A2.

WHEREAS, as of the date hereof, the Company has received the Loans in full.

WHEREAS, the Company and the Lenders desire to enter into this Agreement to terminate the Note and fully convert the Loans into an aggregate of 19,157,087 Class A ordinary shares of the Company, par value $0.0001 per share (the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Note Termination and Conversion.

1.1 Termination and Conversion. Notwithstanding anything to the contrary set forth in the Notes, the Company and the Lenders hereby agree and acknowledge that, effective as of the date hereof:

(i)	the Notes shall be deemed terminated and any outstanding indebtedness under the Notes shall be deemed cancelled;

(ii)	the Loans shall become convertible into the Shares;

(iii)	the Lenders and/or their respective affiliates shall enter into certain subscription agreements with the Company as “Purchasers” (collectively, the “Subscription Agreements”);

(iv)	the Notes shall be deemed to be surrendered and all amounts due or payable and all rights, title and interest arising under the Notes shall be deemed to be cancelled, released, extinguished and of no further force and effect; and

(v)	the Company shall have no further liability or obligation, and the Lenders shall not have any rights, under the Notes of any kind whatsoever.

1.2 Amounts Convertible. The parties hereby agree that, notwithstanding anything in the Notes or otherwise to the contrary, the aggregate principal amount of the Loans represents all amounts that are, or may be, due or payable to the Lenders under the Notes, as of immediately prior to the date hereof.

1.3 Note Delivery. The Lenders hereby agree to deliver the original Notes to the Company as soon as reasonably practicable (or, if lost, destroyed or mutilated, to execute a declaration of lost Note containing standard indemnification provisions), and the surrender, cancellation, release and extinguishment of the Notes shall be deemed to be effective as of the date hereof whether or not such Notes are delivered to and cancelled by the Company.

2. Waiver of Notice. The Lenders agree the right to receive any and all notices required by the terms of the Notes or otherwise, in connection with the conversion of the Notes or the consummation of the transactions contemplated hereby, is waived. The Lenders agree that any breach, default or other violation under the Notes existing as of the date hereof is hereby waived.

3. Miscellaneous.

3.1 Governing Law; Jurisdiction and Venue. This Agreement will be governed by the laws of the State of New York, without reference to New York’s conflicts-of-law rules and provisions. The Company and Lenders agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of the Company and Lenders within thirty (30) days, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Agreement. The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English. The costs of arbitration shall be borne by the losing party unless otherwise determined by the arbitration tribunal. When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the Company and Lenders shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement. The award of the arbitration tribunal shall be final and binding upon the Company and Lenders, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. Regardless of the foregoing, each party hereto agrees that the other party hereto shall have the right, in addition to any other right it may have, to seek specific performance and/or injunctive relief from any court of competent jurisdiction pending the foregoing.

3.2 Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Entire Agreement. This Agreement and the Subscription Agreements constitute the full and entire understanding between the parties with regard to the matters set forth herein. The provisions of this Agreement shall supersede any provision of the Notes that may be in conflict with the provisions hereof.

3.4 Waivers and Amendments. Either party’s failure to enforce any provision of this Agreement will not be construed as a waiver of such provision and will not prevent that party from subsequently enforcing each and every other provision of this Agreement. The rights granted to the parties are cumulative and will not constitute a waiver of either party’s right to assert all other legal and equitable remedies available to that party. This Agreement may be amended only in writing and only if signed by an authorized representative of the Company and the Lenders.

3.5 Notices. Any notice required or permitted under this Agreement will be given in writing or by electronic mail and will be deemed effectively given upon personal delivery or upon delivery by electronic mail or upon deposit in the United States Post Office, by regular or certified mail with postage and fees prepaid, addressed to the appropriate party at the electronic mail address or address provided on the signature page of this Agreement or at such other electronic mail address or such other address as shown in the Company’s records or as such party may designate by ten days’ advance written notice to the party giving such notice.

3.6 Severability. If any provision of this Agreement, or the application of any such provision, becomes or is declared by a court of competent jurisdiction to be illegal, void, or unenforceable, then the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties as expressed in this Agreement. The parties further agree to replace any such illegal, void, or unenforceable provision with a legal, valid, and enforceable substitute provision that will achieve, to the greatest extent possible, the economic, business, and other purposes of the illegal, void, or unenforceable provision.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Promissory Note Termination Agreement to be duly executed and delivered as of the date first written above.

Nano Labs Ltd

By:	/s/ Jianping Kong
Jianping Kong
Chief Executive Officer

LENDERS:

By:	/s/ Jianping Kong
Jianping Kong

By:	/s/ Qifeng Sun
Qifeng Sun

[Signature Page to Promissory Note Termination Agreement]

Exhibit A1

PROMISSORY NOTE

$3,500,000	July 24, 2023

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Nano Labs Ltd, a company incorporated in the Cayman Islands with limited liability whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and its principal executive office at 30th Floor, Dikaiyinzuo, No. 29, East Jiefang Road, Hangzhou, Zhejiang, zip code 310020, the People’s Republic of China (“Maker”) hereby unconditionally and irrevocably promises to pay to the order of SMALL ART LTD. (“Lender”), a company incorporated in British Virgin Islands with limited liability whose registered office is at PO. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands, its successors and assigns, in lawful money of the United States of America, the lesser of THREE MILLION AND FIVE HUNDRED DOLLARS ($3,500,000) or the principal balance then outstanding under this Promissory Note on or prior to June 30, 2024 (the “Maturity Date”). The unpaid principal amount owed by Lender of this Promissory Note shall bear no interest.

This Promissory Note shall be paid by Maker, by wire transfer or immediately available funds to the bank account notified by Lender in writing to Maker in advance. This Promissory Note may be prepaid in whole or in part at any time on or prior to the Maturity Date, without premium or penalty.

In the event that Maker shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of this Promissory Note, then (i) if such payment of principal is not made within 5 days of the due date, then Lender may declare all obligations under this Promissory Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note. Maker shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses.

All payments on or in respect of this Promissory Note shall be made to Lender without any set-off and free and clear of and without any deduction of any kind whatsoever.

This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder. Maker and Lender agree to negotiate in good faith to resolve any dispute between them regarding this Promissory Note. If the negotiations do not resolve the dispute to the reasonable satisfaction of Maker and Lender within NINETY (90) days, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Promissory Note. The arbitration tribunal shall consist of THREE (3) arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English. The costs of arbitration shall be borne by the losing party unless otherwise determined by the arbitration tribunal. When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, Maker and Lender shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Promissory Note. The award of the arbitration tribunal shall be final and binding upon Maker and Lender, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. Regardless of the foregoing, each party hereto agrees that the other party hereto shall have the right, in addition to any other right it may have, to seek specific performance and/or injunctive relief from any court of competent jurisdiction pending the foregoing.

Exh A1-1

Any notice required or permitted pursuant to this Promissory Note shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below:

If to Maker, to:
Nano Labs Ltd
30th Floor, Dikaiyinzuo No. 29, East Jiefang Road,
Hangzhou, Zhejiang 310020 The People’s Republic of China Attention to: Mr. Jianping Kong Tel: (86) 0571-8665 6957

If to Lender, to:
SMALL ART LTD.
30th Floor, Dikaiyinzuo No. 29, East Jiefang Road,
Hangzhou, Zhejiang 310020 The People’s Republic of China Attention to: Mr. Jianping Kong Tel: (86) 15957503088

This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Maker and inure to the benefit of the Lender and its permitted successors, endorsees and assigns. This Promissory Note shall not be transferred without the express written consent of Lender, provided that if Lender consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Promissory Note shall be binding upon any successor to Maker and shall inure to the benefit of and be extended to any holder thereof.

[Signature page follows]

Exh A1-2

EXECUTED AND DELIVERED as a DEED under the COMMONS SEAL of Nano Labs Ltd and SIGNED by:

By:	/s/ Jianping Kong
Name:	Jianping Kong
Title:	Chairman
Date:	July 24, 2023

In the presence of:

By:	/s/ Jianping Kong
Name:	Jianping Kong
Title:	Chairman

By:	/s/ Qifeng Sun
Name:	Qifeng Sun
Title:	Vice Chairman

Exh A1-3

Acknowledged and Agreed by:

LENDER:
SMALL ART LTD.

By:
Name:	Jianping Kong
Title:	Director

Exh A1-4

PROMISSORY NOTE

$3,500,000	July 24, 2023

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Nano Labs Ltd, a company incorporated in the Cayman Islands with limited liability whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and its principal executive office at 30th Floor, Dikaiyinzuo, No. 29, East Jiefang Road, Hangzhou, Zhejiang, zip code 310020, the People’s Republic of China (“Maker”) hereby unconditionally and irrevocably promises to pay to the order of SPACE EXPLORATION JP LTD. (“Lender”), a company incorporated in British Virgin Islands with limited liability whose registered office is at PO. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands, its successors and assigns, in lawful money of the United States of America, the lesser of THREE MILLION AND FIVE HUNDRED DOLLARS ($3,500,000) or the principal balance then outstanding under this Promissory Note on or prior to June 30, 2024 (the “Maturity Date”). The unpaid principal amount owed by Lender of this Promissory Note shall bear no interest.

This Promissory Note shall be paid by Maker, by wire transfer or immediately available funds to the bank account notified by Lender in writing to Maker in advance. This Promissory Note may be prepaid in whole or in part at any time on or prior to the Maturity Date, without premium or penalty.

In the event that Maker shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of this Promissory Note, then (i) if such payment of principal is not made within 5 days of the due date, then Lender may declare all obligations under this Promissory Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note. Maker shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses.

All payments on or in respect of this Promissory Note shall be made to Lender without any set-off and free and clear of and without any deduction of any kind whatsoever.

This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder. Maker and Lender agree to negotiate in good faith to resolve any dispute between them regarding this Promissory Note. If the negotiations do not resolve the dispute to the reasonable satisfaction of Maker and Lender within NINETY (90) days, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Promissory Note. The arbitration tribunal shall consist of THREE (3) arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English. The costs of arbitration shall be borne by the losing party unless otherwise determined by the arbitration tribunal. When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, Maker and Lender shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Promissory Note. The award of the arbitration tribunal shall be final and binding upon Maker and Lender, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. Regardless of the foregoing, each party hereto agrees that the other party hereto shall have the right, in addition to any other right it may have, to seek specific performance and/or injunctive relief from any court of competent jurisdiction pending the foregoing.

Exh A1-5

Any notice required or permitted pursuant to this Promissory Note shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below:

If to Maker, to:
Nano Labs Ltd
30th Floor, Dikaiyinzuo No. 29, East Jiefang Road,
Hangzhou, Zhejiang 310020 The People’s Republic of China Attention to: Mr. Jianping Kong Tel: (86) 0571-8665 6957

If to Lender, to:
SPACE EXPLORATION JP LTD.
30th Floor, Dikaiyinzuo No. 29, East Jiefang Road,
Hangzhou, Zhejiang 310020 The People’s Republic of China Attention to: Mr. Jianping Kong Tel: (86) 15957503088

This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Maker and inure to the benefit of the Lender and its permitted successors, endorsees and assigns. This Promissory Note shall not be transferred without the express written consent of Lender, provided that if Lender consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Promissory Note shall be binding upon any successor to Maker and shall inure to the benefit of and be extended to any holder thereof.

[Signature page follows]

Exh A1-6

EXECUTED AND DELIVERED as a DEED under the COMMONS SEAL of Nano Labs Ltd and SIGNED by:

By:	/s/ Jianping Kong
Name:	Jianping Kong
Title:	Chairman
Date:	July 24, 2023

In the presence of:

By:	/s/ Jianping Kong
Name:	Jianping Kong
Title:	Chairman

By:	/s/ Qifeng Sun
Name:	Qifeng Sun
Title:	Vice Chairman

Exh A1-7

Acknowledged and Agreed by:

LENDER:
SPACE EXPLORATION JP LTD.

By:	/s/ Jianping Kong
Name:	Jianping Kong
Title:	Director

Exh A1-8

Exhibit A2

PROMISSORY NOTE

$3,000,000	July 24, 2023

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Nano Labs Ltd, a company incorporated in the Cayman Islands with limited liability whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and its principal executive office at 30th Floor, Dikaiyinzuo, No. 29, East Jiefang Road, Hangzhou, Zhejiang, zip code 310020, the People’s Republic of China (“Maker”) hereby unconditionally and irrevocably promises to pay to the order of STAR SPECTRUM FUND PTE. LTD. (“Lender”), a company incorporated in Singapore with limited liability whose registered office is at 3 FRASER STREET, #05-25, DUO TOWER, SINGAPORE, its successors and assigns, in lawful money of the United States of America, the lesser of THREE MILLION DOLLARS ($3,000,000) or the principal balance then outstanding under this Promissory Note on or prior to June 30, 2024 (the “Maturity Date”). The unpaid principal amount owed by Lender of this Promissory Note shall bear no interest.

This Promissory Note shall be paid by Maker, by wire transfer or immediately available funds to the bank account notified by Lender in writing to Maker in advance. This Promissory Note may be prepaid in whole or in part at any time on or prior to the Maturity Date, without premium or penalty.

In the event that Maker shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of this Promissory Note, then (i) if such payment of principal is not made within 5 days of the due date, then Lender may declare all obligations under this Promissory Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note. Maker shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses.

All payments on or in respect of this Promissory Note shall be made to Lender without any set-off and free and clear of and without any deduction of any kind whatsoever.

This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder. Maker and Lender agree to negotiate in good faith to resolve any dispute between them regarding this Promissory Note. If the negotiations do not resolve the dispute to the reasonable satisfaction of Maker and Lender within NINETY (90) days, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Promissory Note. The arbitration tribunal shall consist of THREE (3) arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English. The costs of arbitration shall be borne by the losing party unless otherwise determined by the arbitration tribunal. When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, Maker and Lender shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Promissory Note. The award of the arbitration tribunal shall be final and binding upon Maker and Lender, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. Regardless of the foregoing, each party hereto agrees that the other party hereto shall have the right, in addition to any other right it may have, to seek specific performance and/or injunctive relief from any court of competent jurisdiction pending the foregoing.

Exh A2-1

Any notice required or permitted pursuant to this Promissory Note shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below:

If to Maker, to:

Nano Labs Ltd

30th Floor, Dikaiyinzuo
No. 29, East Jiefang Road,
Hangzhou, Zhejiang 310020
The People’s Republic of China
Attention to: Mr. Jianping Kong
Tel: (86) 0571-8665 6957

If to Lender, to:

STAR SPECTRUM FUND PTE. LTD.
30th Floor, Dikaiyinzuo
No. 29, East Jiefang Road,
Hangzhou, Zhejiang 310020
The People’s Republic of China
Attention to: Mr. Qifeng Sun
Tel: (86) 15605880000

This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Maker and inure to the benefit of the Lender and its permitted successors, endorsees and assigns. This Promissory Note shall not be transferred without the express written consent of Lender, provided that if Lender consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Promissory Note shall be binding upon any successor to Maker and shall inure to the benefit of and be extended to any holder thereof.

[Signature page follows]

Exh A2-2

EXECUTED AND DELIVERED as a DEED under the COMMONS SEAL of Nano Labs Ltd and SIGNED by:

By:	/s/ Jianping Kong
Name:	Jianping Kong
Title:	Chairman
Date:	July 24, 2023

In the presence of:

By:	/s/ Jianping Kong
Name:	Jianping Kong
Title:	Chairman

By:	/s/ Qifeng Sun
Name:	Qifeng Sun
Title:	Vice Chairman

Exh A2-3

Acknowledged and Agreed by:

LENDER:

STAR SPECTRUM FUND PTE. LTD.

By:	/s/ Qifeng Sun
Name:	Qifeng Sun
Title:	Director

Exh A2-4